Exhibit 99

      Summit Financial Group Reports First Quarter EPS of $0.34

    MOOREFIELD, W.Va.--(BUSINESS WIRE)--April 20, 2005--Summit Financial Group, Inc. (NASDAQ:SMMF) today reported first quarter 2005 net income of $2.4 million, or $0.34 per diluted share, compared with $2.5 million or $0.35 per diluted share for the first quarter of 2004. First quarter 2005 earnings were virtually unchanged from the prior-year quarter; a higher level of revenues, both from community banking and mortgage banking activities, was offset by higher expenses incurred in each business line. For the first quarter of 2005, the returns on average shareholders' equity and average assets were 14.53 percent 1.08 percent, respectively, compared with prior-year period ratios of 16.77 percent and 1.23 percent.
    H. Charles Maddy, III, President and Chief Executive Officer commented, "We continue to build our infrastructure in new markets and new business lines. We have focused our community banking expansion efforts toward markets with good commercial loan opportunities, and we recently opened our fifth branch in Virginia, while our sixth branch is due to open in early June. During this past year, we experienced commercial loan growth of 25 percent. Strong loan growth, however, has been mitigated by higher costs associated with expansion activities, including staffing and funding. In the December-January timeframe, we added three seasoned lenders who will become increasingly productive over the remainder of the year.
    "Our mortgage business continues to evolve at an acceptable rate. Originations are strongly ahead of last year's first quarter, but this is still a seasonal business, and the fourth and first quarter of each year are typically slower than the remaining two quarters. We are seeing a gradual strengthening since the beginning of the year, and anticipate that momentum will continue to build as we enter the second quarter of this year.
    "We began trading on the Nasdaq SmallCap Market on January 31, 2005. Although financial stocks have not performed well as a group this year, we believe that in the long run our listing will enhance the visibility and trading volume of Summit Financial Group."

    FIRST QUARTER 2005 CONSOLIDATED RESULTS

    Revenue for the first quarter of 2005, consisting of net interest income plus non-interest income, was $13.8 million, an increase of
19.7 percent over the first quarter of 2004. Net interest income increased 8.4 percent to $7.2 million, reflecting 12.2 percent growth in average earning assets partially offset by an 8 basis point drop in the net interest margin to 3.59 percent. Non-interest income for the first quarter of 2005 was $6.7 million compared with $4.9 million for the prior-year period, an increase of 34.9 percent. This increase primarily reflects the operations of the Company's mortgage banking unit, Summit Mortgage, (formerly known as Summit Financial, LLC) and is discussed below.
    Non-interest expense for the first quarter of 2005 was $10.1 million, a 28.3 percent increase over the $7.8 million reported for the first quarter of 2004. Salaries and employee benefits represented the largest portion of expense growth and increased 23.2 percent. The efficiency ratio was 70.26 percent for the first quarter of 2005 compared with 65.83 percent for the prior-year period. The efficiency ratio for the Company's Community Banking Segment, shown below, is a more accurate indicator of its performance compared with other community banks.
    Asset quality remains strong. Charge-offs were $87,000 for the first quarter of 2005, equivalent to an annualized 0.05 percent of average loans. Nonperforming assets were 0.20 percent of assets at March 31, 2005, down from 0.29 percent at March 31, 2004. At period-end, loan loss reserves were 0.84 percent of loans.
    Assets at March 31, 2005 were $907.3 million, an increase of 12.1 percent over the last twelve months. The increase was driven by portfolio loan growth of $91.6 million, up 17.0 percent to $629.2 million; commercial real estate loans, up 26.0 percent, and residential mortgage loans, up 11.6 percent, were the largest contributors to this growth. Deposits increased $7.0 million, or 1.3 percent, to $537.4 million. To support its strong loan growth, the Company increased short term borrowings by $87.2 million, to $129.7 million.
    Shareholders' equity at period end was $66.4 million, an increase of 9.4 percent over the last twelve months. Common shares outstanding totaled 7,039,840 at March 31, 2005.

    FIRST QUARTER 2005 OPERATING SEGMENT RESULTS

    Community Banking Financial Performance

    Net income for the first quarter of 2005 was $2.4 million, relatively unchanged from the prior-year first quarter. Total revenue increased 9.9% to $7.9 million, while non-interest expense increased
16.8 percent to $4.2 million due to staff additions and the recently-opened Harrisonburg, Virginia branch. The Community Banking segment's efficiency ratio was 52.90 percent compared with 50.44 percent for the prior-year first quarter.

    Mortgage Banking Financial Performance

    The Company's mortgage banking unit, Summit Mortgage, commenced operations during the third quarter of 2003. This segment originates first mortgages in the Company's community banking markets and debt consolidation second mortgage loans for borrowers nationwide. Loan originations in the first quarter of 2005 were $68.2 million, up 51.9 percent from prior-year period levels; loan sales were $66.8 million, up 61.4 percent from the 2004 first quarter.
    Revenue for the first quarter of 2005 totaled $5.9 million, an increase of 33.9 percent over the prior-year period, while non-interest expense increased 37.8 percent to $5.6 million. Net income for the first quarter of 2005 was $226,000 compared with $243,000 for the prior-year first quarter. Profitability in the most recent quarter was impacted by the continued change in the mix of loans originated. During first quarter 2005, 18.0% of the total dollar amount of loan originations were first mortgage loans as compared to 9.9% during the first quarter of 2004. Sales of first mortgage loans typically result in smaller margins than sales of second mortgage loans.

    ABOUT THE COMPANY

    Summit Financial Group, Inc., a financial holding company with total assets of $907.3 million, operates thirteen banking locations through its two wholly-owned community banks: Summit Community Bank, headquartered in Moorefield, West Virginia; and Shenandoah Valley National Bank in Winchester, Virginia. Summit also operates Summit Mortgage, a residential mortgage loan originator located in Herndon, Virginia.

    FORWARD-LOOKING STATEMENTS

    This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to Summit's filings with the Securities and Exchange Commission for a summary of important factors that could affect Summit's forward-looking statements. Summit undertakes no obligation to revise these statements following the date of this press release.


SUMMIT FINANCIAL GROUP, INC. (NASDAQ:SMMF)
Quarterly Performance Summary -- Q1 2005 vs Q1 2004


                                      For the Quarter Ended
Dollars in thousands, except per    -----------------------   Percent
 share amounts                       3/31/2005   3/31/2004     Change
----------------------------------------------------------------------
Condensed Statements of Income
  Interest income
      Loans, including fees         $   10,010 $    8,314    20.4%
      Securities                         2,258      2,527   -10.6%
      Other                                 25         32   -21.9%
                                     ---------- ----------
          Total interest income         12,293     10,873    13.1%
                                     ---------- ----------
  Interest expense
      Deposits                           2,517      2,414     4.3%
      Borrowings                         2,621      1,857    41.1%
                                     ---------- ----------
          Total interest expense         5,138      4,271    20.3%
                                     ---------- ----------
  Net interest income                    7,155      6,602     8.4%
  Provision for loan losses                330        233    41.6%
                                     ---------- ----------
  Net interest income after
   provision for loan losses             6,825      6,369     7.2%
                                     ---------- ----------
  Noninterest income
      Service fee income                   547        509     7.5%
      Mortgage origination revenue       5,856      4,319    35.6%
      Securities gains (losses)              -         20  -100.0%
      Other income                         264         94   180.9%
                                     ---------- ----------
          Total noninterest income       6,667      4,942    34.9%
                                     ---------- ----------
  Noninterest expense
      Salaries and employee benefits     4,542      3,686    23.2%
      Net occupancy expense                429        304    41.1%
      Equipment expense                    493        429    14.9%
      Postage expense                    1,567      1,353    15.8%
      Advertising                        1,325        962    37.7%
      Other expenses                     1,699      1,105    53.8%
                                     ---------- ----------
          Total noninterest expense     10,055      7,839    28.3%
                                     ---------- ----------
      Income before income taxes         3,437      3,472    -1.0%
      Income taxes                       1,026      1,021     0.5%
                                     ---------- ----------
              Net income            $    2,411 $    2,451    -1.6%
                                     ========== ==========

Per Share Data
  Basic earnings                    $     0.34 $     0.35    -2.9%
  Diluted earnings                  $     0.34 $     0.35    -2.9%
  Average shares outstanding
      Basic                          7,039,784  7,020,126     0.3%
      Diluted                        7,171,099  7,084,970     1.2%

Performance Ratios
  Return on average equity              14.53%     16.77%   -13.4%
  Return on average assets               1.08%      1.23%   -12.2%
  Net yield on earning assets -
   taxable equivalent                    3.59%      3.67%    -2.2%
  Efficiency ratio consolidated(A)      70.26%     65.83%    6.7%
  Efficiency ratio excluding
   mortgage banking(A)                  52.90%     50.44%    4.9%

NOTE: (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.


SUMMIT FINANCIAL GROUP, INC. (NASDAQ:SMMF)
Five Quarter Performance Summary

                                       For the Quarter Ended
                            ------------------------------------------
                        Dollars in thousands, except per share amounts

                    3/31/2005 12/31/2004 9/30/2004 6/30/2004 3/31/2004
                    --------- ---------- --------- --------- ---------
Condensed Statements of Income
 Interest income
  Loans, including
   fees        $   10,010 $     9,814 $    9,334 $    8,744 $    8,314
  Securities        2,258       2,294      2,267      2,316      2,527
  Other                25          30         33         32         32
                 ---------  ----------  --------- ---------  ---------
    Total interest
     income        12,293      12,138     11,634     11,092     10,873
                 ---------  ---------- ---------  ---------  ---------
 Interest expense
  Deposits          2,516       2,456      2,451      2,390      2,414
  Borrowings        2,622       2,366      2,122      1,904      1,857
                  --------   ---------   --------   --------  --------
    Total interest
     expense        5,138       4,822      4,573      4,294      4,271
                  --------   ---------   --------   --------  --------
 Net interest
  income            7,155       7,316      7,061      6,798      6,602
 Provision for
  loan losses         330         292        293        233        233
                  --------   ---------   --------   --------  --------
 Net interest
  income after
  provision for
  loan losses       6,825       7,024      6,768      6,565      6,369
                  --------   ---------   --------   --------  --------
 Noninterest income
  Service fee
   income             547         592        575        562        509
  Mortgage
   origination
   revenue          5,856       5,423      7,732      6,614      4,319
  Securities
   gains (losses)       -          32        (35)        17         20
  Other income        264         287        273        239         94
                  --------  ---------    --------   --------  --------
    Total noninterest
     income         6,667       6,334      8,545      7,432      4,942
                  --------  ---------    --------   --------  --------
 Noninterest expense
  Salaries and
   employee
   benefits         4,542       4,607      5,055      4,740      3,686
  Net occupancy
   expense            429         404        408        386        304
  Equipment
   expense            493         473        433        441        429
  Postage
   expense          1,567       1,361      1,703      1,435      1,353
  Advertising       1,325       1,231      1,229      1,304        962
  Other expenses    1,699       1,939      1,939      1,862      1,105
                  --------   ---------   --------   --------  --------
    Total
     noninterest
     expense       10,055      10,015     10,767     10,168      7,839
                  --------   ---------  --------    --------  --------
 Income before
  income taxes      3,437       3,343      4,546      3,829      3,472
 Income taxes       1,026         986      1,420      1,155      1,021
                  --------   ---------  --------    --------  --------
     Net income$    2,411 $     2,357 $    3,126 $    2,674 $    2,451
                  ========   =========  ========    ========  ========

Per Share Data
  Basic
   earnings    $     0.34 $      0.34 $     0.44 $     0.38 $     0.35
  Diluted
   earnings    $     0.34 $      0.33 $     0.43 $     0.38 $     0.35
  Average shares
   outstanding
    Basic       7,039,784   7,032,512  7,026,173  7,021,567  7,020,126
    Diluted     7,171,099   7,149,981  7,174,852  7,108,161  7,084,970

Performance Ratios
  Return on average
   equity          14.53%      14.33%     20.06%     17.96%     16.77%
  Return on average
   assets           1.08%       1.07%      1.46%      1.29%      1.23%
  Net yield on
   earning assets
   - taxable
   equivalent       3.59%       3.69%      3.65%      3.64%      3.67%
  Efficiency
   ratio
   consolidated(A) 70.26%      70.50%     67.11%     69.61%     65.83%
  Efficiency
   ratio excluding
   mortgage
   banking(A)      52.90%      52.70%     51.68%     53.61%     50.44%

NOTE: (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.


SUMMIT FINANCIAL GROUP, INC. (NASDAQ:SMMF)
Segment Information
For the Quarter Ended March 31, 2005
                                            Parent
                      Community  Mortgage    and
Dollars in thousands   Banking   Banking    Other  Eliminations  Total
----------------------------------------------------------------------
Condensed Statements of Income

  Interest income      $ 12,204  $   302 $     7    $   (220)$ 12,293
  Interest expense        4,971      218     169        (220)   5,138
                        --------  ------- -------    -------- --------
  Net interest income     7,233       84    (162)          -    7,155
  Provision for loan
   losses                   330        -       -           -      330
                        --------  ------- -------    -------- --------
  Net interest income
   after provision for
   loan losses            6,903       84    (162)          -    6,825
                        --------  ------- -------    -------- --------
  Noninterest income        689    5,856   1,298      (1,176)   6,667
  Noninterest expense     4,198    5,597   1,436      (1,176)  10,055
                        --------  ------- -------    -------- --------
  Income before income
   taxes                  3,394      343    (300)          -    3,437
  Income taxes            1,029      117    (120)          -    1,026
                        --------  ------- -------    -------- --------
  Net income           $  2,365  $   226 $  (180)   $      - $  2,411
                        ========  ======= =======    ======== ========
  Intersegment revenue
   (expense)           $   (906) $  (263)$ 1,169    $      - $      -
                        ========  ======= =======    ======== ========
 Average assets        $867,224  $19,386 $78,885    $(73,334)$892,161
                        ========  ======= =======    ======== ========


SUMMIT FINANCIAL GROUP, INC. (NASDAQ:SMMF)
Segment Information
For the Quarter Ended March 31, 2004

                                            Parent
                       Community  Mortgage   and
Dollars in thousands    Banking   Banking   Other  Eliminations  Total
----------------------------------------------------------------------
Condensed Statements of Income

  Interest income      $ 10,755   $  207 $     3    $    (92)$ 10,873
  Interest expense        4,169       89     105         (92)   4,271
                        --------   ------ -------    -------- --------
  Net interest income     6,586      118    (102)          -    6,602
  Provision for loan
   losses                   233        -       -           -      233
                        --------   ------ -------    -------- --------
  Net interest income
   after provision for
   loan losses            6,353      118    (102)          -    6,369
                        --------   ------ -------    -------- --------
  Noninterest income        624    4,318     888        (888)   4,942
  Noninterest expense     3,600    4,062   1,065        (888)   7,839
                        --------   ------ -------    -------- --------
  Income before income
   taxes                  3,377      374    (279)          -    3,472
  Income taxes              999      130    (108)          -    1,021
                        --------   ------ -------    -------- --------
  Net income           $  2,378   $  244 $  (171)   $      - $  2,451
                        ========   ====== =======    ======== ========
  Intersegment revenue
   (expense)           $   (759)  $ (129)$   888    $      - $      -
                        ========   ====== =======    ======== ========
 Average assets        $790,721   $9,417 $68,282    $(71,397)$797,023
                        ========   ====== =======    ======== ========


SUMMIT FINANCIAL GROUP, INC. (NASDAQ:SMMF)
Selected Balance Sheet Data

                                     For the Quarter Ended
                   ---------------------------------------------------
                      Dollars in, thousands, except per share amounts

                3/31/2005 12/31/2004 9/30/2004  6/30/2004  3/31/2004
----------------------------------------------------------------------

Assets           $907,264   $889,489  $862,246  $849,555  $809,216
Securities        209,223    211,362   209,702   213,644   215,732
Loans held for
 sale, net         15,766     14,274    12,097    15,607     9,596
Loans, net        623,863    602,728   586,201   559,869   532,855
Intangible
 assets             3,461      3,499     3,537     3,574     3,612
Deposits          537,412    524,614   535,822   536,589   530,372
Short-term
 borrowings       129,697    120,629    77,518    71,350    42,547
Long-term
 borrowings and
 subordinated
 debentures       165,384    172,201   178,334   176,248   169,608
Shareholders'
 equity            66,400     65,708    65,289    58,975    60,674
Book value per
 share              $9.43      $9.33     $9.29     $8.40     $8.64


SUMMIT FINANCIAL GROUP INC. (NASDAQ:SMMF)
Loan Composition

Dollars in
 thousands         3/31/2005 12/31/2004 9/30/2004 6/30/2004 3/31/2004
----------------------------------------------------------------------
Commercial           $56,394    $53,226   $49,630   $49,294   $47,178
Commercial real
 estate              296,911    279,631   271,097   250,562   235,565
Residential
 construction          3,806      3,916     3,351     2,665     2,698
Residential
 mortgage            226,866    223,689   218,118   212,371   203,225
Consumer              37,066     38,948    40,559    41,787    41,060
Other                  9,458      9,605     9,784     9,316     8,968
                   ---------------------------------------------------
   Total loans       630,501    609,015   592,539   565,995   538,694
Less unearned fees
 and interest          1,322      1,214     1,200     1,173     1,118
                   ---------------------------------------------------
Total loans net of
 unearned fees and
 interest            629,179    607,801   591,339   564,822   537,576
Less allowance for
 loan losses           5,316      5,073     5,138     4,953     4,721
                   ---------------------------------------------------
   Loans, net       $623,863   $602,728  $586,201  $559,869  $532,855
                   ===================================================


SUMMIT FINANCIAL GROUP INC. (NASDAQ:SMMF)
Mortgage Banking Segment Loan Activity

                                     For the Quarter Ended
                         ---------------------------------------------
Dollars in
 thousands     3/31/2005  12/31/2004  9/30/2004  6/30/2004  3/31/2004
------------   ---------- ----------- ---------- ---------- ----------
Loans originated
      Amount  $   68,929 $    65,983 $   75,791 $   74,333 $   44,935
      Number       1,308       1,182      1,532      1,461        931

Loans sold
      Amount  $   66,761 $    62,043 $   79,927 $   68,013 $   41,376
      Number       1,295       1,148      1,610      1,364        861


SUMMIT FINANCIAL GROUP, INC. (NASDAQ:SMMF)
Asset Quality Information

                                    For the Quarter Ended
                           ------------------------------------------
Dollars in
 thousands     3/31/2005  12/31/2004  9/30/2004  6/30/2004  3/31/2004
-------------  ---------- ----------- ---------- ---------- ----------
Net loan charge-
 off's         $       87 $       357 $      107 $        1 $      192
Net loan charge-
 off's to average
 loans (annualized) 0.05%       0.25%      0.08%      0.00%      0.15%
Allowance for loan
 losses        $    5,316 $     5,073 $    5,138 $    4,953 $    4,721
Allowance for loan
 losses as a
 percentage of
 period end loans   0.84%       0.83%      0.87%      0.88%      0.88%

Nonperforming assets:
 Nonperforming
  loans        $      836 $       672 $    1,465 $    1,577 $    1,448
 Foreclosed properties
  and other repossessed
  assets              608         646        809        482        489
 Nonaccrual
  securities          334         349        363        384        389
                  --------   ---------   --------   --------  --------
       Total   $    1,778 $     1,667 $    2,637 $    2,443 $    2,326
                  ========   =========   ========   ========  ========

Nonperforming
 loans to period
 end loans          0.13%       0.11%      0.25%      0.28%      0.27%
                  ========   =========   ========   ========  ========
Nonperforming
 assets to period
 end assets         0.20%       0.19%      0.31%      0.29%      0.29%
                  ========   =========   ========   ========  ========


SUMMIT FINANCIAL GROUP, INC. (NASDAQ:SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates Q1 2005 vs Q1 2004
                           Q1 2005                    Q1 2004
                 -------------------------   -------------------------
Dollars          Average  Earnings/ Yield/   Average  Earnings/ Yield/
 in thousands    Balances  Expense   Rate    Balances   Expense   Rate
-------------------------------------------  -------------------------
ASSETS
Interest earning assets
 Loans, net of unearned
  interest
    Taxable          $623,652  $ 9,902  6.44% $522,007  $ 8,217  6.30%
    Tax-exempt          9,108      164  7.30%    7,630      147  7.71%
 Securities
    Taxable           162,314    1,729  4.32%  172,397    1,975  4.58%
    Tax-exempt         47,876      793  6.72%   48,288      825  6.83%
 Interest bearing
  deposits other banks
  and Federal
  funds sold            2,717       26  3.88%    3,572       32  3.58%
                      --------  ------- -----  --------  ------- -----
Total interest
 earning assets       845,667   12,614  6.05%  753,894   11,196  5.94%

Noninterest earning
 assets
  Cash & due from
   banks               14,513                   9,965
  Premises &
   equipment           20,740                  18,777
  Other assets         16,442                  19,161
  Allowance for loan
   losses              (5,201)                 (4,774)
                      --------                --------
    Total assets     $892,161                $797,023
                      ========                ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
 Interest bearing
  demand deposits    $127,994  $   425  1.35% $115,233  $   253  0.88%
 Savings deposits      50,727       79  0.63%   48,053       56  0.47%
 Time deposits        298,514    2,013  2.73%  301,375    2,105  2.79%
 Short-term
  borrowings          116,898      754  2.62%   54,183      172  1.27%
 Long-term borrowings
  and subordinated
  debentures          170,203    1,867  4.45%  165,465    1,685  4.07%
                      --------  ------- -----  --------  ------- -----
                      764,336    5,138  2.73%  684,309    4,271  2.50%
Noninterest bearing
 liabilities
  Demand deposits      56,130                  48,394
  Other liabilities     5,316                   5,847
                      --------                --------
    Total liabilities 825,782                 738,550

Shareholders' equity   66,379                  58,473
                      --------                --------
  Total liabilities
   and shareholders'
   equity            $892,161                $797,023
                      ========                ========

NET INTEREST EARNINGS          $ 7,476                 $ 6,925
                                =======                 =======

NET INTEREST YIELD ON EARNING
 ASSETS                               3.59%                    3.67%
                                      =====                    =====

    CONTACT: Summit Financial Group, Inc.
             Robert S. Tissue, 304-530-0552
             rtissue@SummitFGI.com